                                                                     Exhibit 4.3

                               ITC/\DELTACOM, INC.

                                       and

                          MELLON INVESTOR SERVICES LLC

                                       as

                                  WARRANT AGENT

                   ------------------------------------------

                                WARRANT AGREEMENT

                          Dated as of October 29, 2002

                               TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----
SECTION 1.  APPOINTMENT OF WARRANT AGENT. ...........................................   1
SECTION 2.  ISSUANCE OF WARRANTS; WARRANT CERTIFICATES. .............................   2
     2.1    Form and Dating. ........................................................   2
     2.2    Execution. ..............................................................   3
     2.3    Warrant Registrar. ......................................................   3
     2.4    Holder Lists. ...........................................................   4
SECTION 3.  TERMS OF WARRANTS; EXERCISE OF WARRANTS. ................................   4
SECTION 4.  PAYMENT OF TAXES. .......................................................   7
SECTION 5.  RESERVATION OF WARRANT SHARES. ..........................................   8
SECTION 6.  OBTAINING STOCK EXCHANGE LISTINGS. ......................................   8
SECTION 7.  ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES ISSUABLE. .....   8
SECTION 8.  FRACTIONAL INTERESTS. ...................................................  19
SECTION 9.  WARRANT AGENT. ..........................................................  19
     9.1    Duties and Obligations; Limitations of Liability ........................  19
     9.2    Merger, Consolidation or Change of Name of Warrant Agent. ...............  25
     9.3    Change of Warrant Agent. ................................................  26
SECTION 10. TRANSFER; REPLACEMENT; CANCELLATION. ....................................  27
     10.1   Transfer. ...............................................................  27
     10.2   Replacement Warrants. ...................................................  32
     10.3   Temporary Warrants. .....................................................  32
     10.4   Cancellation. ...........................................................  33
SECTION 11. NOTICES TO COMPANY AND WARRANT AGENT. ...................................  33
SECTION 12. SUPPLEMENTS AND AMENDMENTS. .............................................  35
SECTION 13. SUCCESSORS. .............................................................  36
SECTION 14. TERMINATION. ............................................................  36
SECTION 15. CERTAIN DEFINITIONS. ....................................................  36
SECTION 16. WARRANT HOLDER NOT DEEMED A STOCKHOLDER .................................  42
SECTION 17. GOVERNING LAW. ..........................................................  42
SECTION 18. BENEFITS OF THIS AGREEMENT. .............................................  42

SECTION 19. COUNTERPARTS. .................................................   42
EXHIBIT A
FORM OF WARRANT CERTIFICATE ...............................................  A-1
Form of Election to Purchase ..............................................  A-8
Schedule of Exchanges of Interests in Global Warrant ......................  A-9
EXHIBIT B
FORM OF INVESTMENT LETTER FOR EXERCISE ....................................  B-1
EXHIBIT C
FORM OF INVESTMENT LETTER FOR TRANSFER ....................................  C-1

                                WARRANT AGREEMENT

       This Warrant Agreement, dated as of October 29, 2002 (this "Warrant Agreement" or "Agreement"), is between ITC/\DeltaCom, Inc., a Delaware corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company, as warrant agent (the "Warrant Agent"). Unless elsewhere defined herein, capitalized terms used herein shall have the meaning given to them in Section 15.

                              W I T N E S S E T H:

       WHEREAS, in connection with and under a plan of reorganization confirmed pursuant to chapter 11 of title 11 of the United States Code, as amended, the Company proposes to issue and deliver shares of the 8% Series A Convertible Redeemable Preferred Stock, par value $.01 per share, of the Company (the "Series A Preferred Stock") and 1,020,000 warrants (each, a "Warrant") to purchase an equal number of shares, subject to adjustment in accordance with
Section 7 (the "Warrant Shares"), of the Common Stock, par value $.01 per share, of the Company (the "Common Stock"); and

       WHEREAS, the Company wishes the Warrant Agent to act as Warrant Agent on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance of the Warrants and the other matters provided herein;

       NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties hereby agree as follows:

SECTION 1. Appointment of Warrant Agent.

       The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the express terms and conditions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

SECTION 2. ISSUANCE OF WARRANTS; WARRANT CERTIFICATES.

       2.1 Form and Dating.

           (a) The Warrants shall be represented by certificates substantially in the form of Exhibit A hereto (the "Warrant Certificates"). The Warrant Certificates may have notations, legends or endorsements required by law, stock market or stock exchange rule or usage (none of which shall affect the rights, duties or obligations of the Warrant Agent as set forth in this Agreement). Each Warrant Certificate shall be dated the date of the countersignature by the Warrant Agent. The terms and provisions contained in the Warrant Certificates shall constitute, and are hereby expressly made, a part of this Warrant Agreement. The Company and the Warrant Agent, by their execution and delivery of this Warrant Agreement, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Warrant Certificate conflicts with the express provisions of this Warrant Agreement, the provisions of this Warrant Agreement shall govern and be controlling.

           (b) Warrants may be issued in global form and shall include the Global Warrant Legend set forth in Exhibit A hereto and the "Schedule of Exchanges of Interests in Global Warrant" attached thereto. Warrants may also be issued in definitive form but without the Global Warrant Legend and without the "Schedule of Exchanges of Interests in Global Warrant" (the "Definitive Warrants")." Each Global Warrant shall represent such of the outstanding Warrants as shall be specified therein and each Global Warrant shall provide that it shall represent the number of outstanding Warrants from time to time endorsed thereon and that the number of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions or other adjustments pursuant to Section 7. Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the number of outstanding Warrants represented thereby shall be made by the

Warrant Agent (upon specific written instruction from the Company) in accordance with instructions given by the Holder thereof as required by Section 10.

       2.2 Execution.

           An Officer of the Company shall sign each Warrant Certificate on behalf of the Company by manual or facsimile signature. If the Officer of the Company whose signature is on a Warrant no longer holds that office at the time a Warrant Certificate is countersigned, such Warrant shall nevertheless be valid. A Warrant shall not be valid until countersigned by the manual or facsimile signature of the Warrant Agent. The signature of the Warrant Agent shall be conclusive evidence that the Warrant has been properly issued under this Warrant Agreement. Upon its receipt of (i) a written order of the Company containing specific instructions signed by an Officer (a "Warrant Countersignature Order"), (ii) a shareholder list (if necessary) and (iii) all other relevant information which the Warrant Agent may request, the Warrant Agent shall countersign Warrant Certificates for original issue up to the number of Warrants stated in the preamble hereto. The Warrant Agent may appoint an agent acceptable to the Company to countersign Warrants. Such an agent may countersign Warrants whenever the Warrant Agent may do so. Each reference in this Warrant Agreement to a countersignature by the Warrant Agent includes a countersignature by such agent. Such an agent has the same rights as the Warrant Agent to deal with the Company or an Affiliate of the Company.

       2.3 Warrant Registrar.

           The Company shall maintain an office or agency where Warrants may be presented for registration of transfer or for exchange (the "Warrant Registrar"). The Warrant Registrar shall keep a register of the Warrants and of their transfer and exchange. The Company may appoint one or more co-Warrant Registrars. The term "Warrant Registrar" includes any co-Warrant Registrar. The Company may change any Warrant Registrar without notice to any

Holder. The Company shall notify the Warrant Agent in writing of the name and address of any agent (including any Warrant Registrar) that is not a party to this Warrant Agreement. If the Company fails to appoint or maintain another entity as the Warrant Registrar, the Warrant Agent shall act as the Warrant Registrar. The Company or any of its subsidiaries may act as Warrant Registrar. The Company initially appoints the Warrant Agent to act as the Warrant Registrar with respect to the Global Warrants and The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Warrants.

       2.4 Holder Lists.

           The Warrant Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. The Company shall promptly furnish to the Warrant Agent, at such times as the Warrant Agent may request in writing, a list, in such form and as of such date as the Warrant Agent may reasonably require, of the names and addresses of the Holders.

SECTION 3. TERMS OF WARRANTS; EXERCISE OF WARRANTS.

           (a) Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised at any time and from time to time during the period commencing on the date of issuance of the Warrants and ending immediately prior to 5:00 p.m., New York City time, on October 29, 2007 (the "Exercise Period"), to receive from the Company the number of fully paid and non-assessable Warrant Shares which the Holder may at the time be entitled to receive upon exercise of such Warrants upon payment of $5.114 per share of Common Stock, as adjusted from time to time in accordance with Section 7 (the "Exercise Price"), in cash, by wire transfer or by certified or official bank check payable to the order of the Company; provided that Holders holding Warrants shall be able to exercise their Warrants only in accordance with the procedures set forth in this Agreement and the Warrant Certificate and only if
(i) a registration
statement relating to the exercise of the Warrants and issuance of the Warrant Shares upon such exercise is then effective under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) the exercise of such Warrants and the issuance of the Warrant Shares upon such exercise is exempt from the registration requirements of the Securities Act and such Warrant Shares are qualified for sale or exempt from registration or qualification under the applicable securities laws of the states in which the various Holders of the Warrants or other Persons to whom it is proposed that such Warrant Shares be issued upon exercise of the Warrants reside. Each Warrant not exercised prior to 5:00 p.m., New York City time, on October 29, 2007 (the "Expiration Date") shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to dividends shall be made upon exercise of the Warrants.

           (b) In order to exercise all or any of the Warrants, the Holder thereof must deliver to the Warrant Agent at its office set forth in Section 11
(i) the Warrant Certificate (in the case of Definitive Warrants), (ii) the form of election to purchase on the reverse thereof duly and properly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., and (iii) payment to the Warrant Agent for the account of the Company of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised, as provided in Section 3(a).

           (c) If, at the time of the surrender of a beneficial interest in any Restricted Global Warrant or a Restricted Definitive Warrant in connection with any exercise of such Warrant, such exercise and the issuance of the Warrant Shares issuable upon such exercise shall not be registered under the Securities Act, it shall be a condition to such exercise and the issuance of such Warrant Shares that (i) the Holder of such Warrant furnish to the Company an investment letter substantially in the form of Exhibit B hereto and (ii) the Holder or each other Person to whom it is proposed that such Warrant Shares be issued qualify as an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act. The Company may waive compliance with such condition, in whole or in part, in its sole discretion.

           (d) Subject to the provisions of Section 10, upon specific written instruction from the Company, the Warrant Agent shall deliver or cause to be delivered with all reasonable dispatch, in such name or names as the Holder may designate in writing, a certificate or certificates for the number of whole Warrant Shares issuable upon exercise of the Warrants delivered by the Holder for exercise. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

           (e) The Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part, provided that Warrants may not be exercised by any Holder for an amount less than 100 Warrant Shares unless such Holder only owns, in the aggregate, such lesser amount. If fewer than all the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company and delivered to the Warrant Agent and, upon written notice thereof from the Company, the Warrant Agent shall countersign the new Warrant Certificate, registered in such name or names as may be directed in writing by the Holder, and shall deliver the new

Warrant Certificate to the Person or Persons entitled to receive such new Warrant Certificate (as specified in writing by the Company).

           (f) All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by the Warrant Agent in its customary manner. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

           (g) The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may reasonably request.

SECTION 4. PAYMENT OF TAXES.

           The Company shall pay any and all taxes and governmental charges attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided that the Company shall not be required to pay any tax or charge which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company and the Warrant Agent shall not be required to issue or deliver such Warrant Certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or charge or shall have established to the satisfaction of the Company and the Warrant Agent that such tax or charge has been paid.

SECTION 5. RESERVATION OF WARRANT SHARES.

           The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock and/or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

SECTION 6. OBTAINING STOCK EXCHANGE LISTINGS.

           For so long as the Warrant Shares are outstanding, the Company shall use reasonable efforts to have the Warrant Shares quoted on the National Market System of NASDAQ (the "NMS"), or listed on a national securities exchange or quoted on a national automated quotation system other than the NMS, on which the Common Stock is then quoted or listed.

SECTION 7. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES ISSUABLE.

           During the Exercise Period, the Exercise Price and the number of the Warrant Shares shall be subject to adjustment from time to time as provided in this Section 7. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up to the nearest whole cent.

           (a) Except as otherwise provided in Section 7(c), if and whenever during the period beginning on the Issue Date and ending at the close of business on the second anniversary of the Issue Date the Company issues or sells, or in accordance with Section 7(b) is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (calculated as set forth in Section 7(b)) less than the Exercise Price in effect on the date of issuance or sale (or deemed issuance or sale) of such Common Stock (a "Dilutive Issuance"), then immediately upon such Dilutive Issuance, the Exercise Price shall be reduced to a price determined by multiplying the Exercise Price in effect immediately prior to such Dilutive Issuance by a fraction, (i) the numerator of which is an amount equal to the sum of (x) the total number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance, plus (y) the quotient of the aggregate consideration, calculated as set forth in Section 7(b), received or receivable by the Company upon such Dilutive Issuance divided by the then applicable Exercise Price in effect immediately prior to such Dilutive Issuance, and (ii) the denominator of which is the total number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance.

           (b) For purposes of determining the adjusted Exercise Price pursuant to Section 7(a), the following provisions shall be applicable:

                 (i) If the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock, or other securities convertible into or exchangeable for Common Stock ("Convertible Securities") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options"), and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the then applicable Exercise Price in effect on the date of issuance or grant of such Options, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Options shall, as of the date of the issuance or grant of such Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Options" is determined by dividing

       (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or grant of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (y) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Exercise Price shall be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

              (ii) If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where such Convertible Securities are issuable upon the exercise of Options for which an adjustment of the applicable Exercise Price is made pursuant to
       Section 7(b)(i)) and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the then applicable Exercise Price in effect on the date of issuance of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities shall, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (y) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Exercise Price had been or are to be made pursuant to other provisions of this Section 7(b), no further adjustment of the Exercise Price shall be made by reason of such issuance or sale.

              (iii) If there is a change at any time in (A) the aggregate amount of additional consideration payable to the Company upon the exercise of any Options; (B) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of any Convertible Securities; or (C) the rate at which any Options or any Convertible Securities are exercisable for or convertible into or exchangeable for Common Stock (other than under or by reason of provisions in such Options or Convertible Securities designed to protect against dilution), the Exercise Price in effect at the time of such change shall be readjusted to the Exercise Price which would have been in effect at such time if such Options or Convertible Securities still outstanding had provided for such changed additional consideration or changed rate, as the case may be, at the time such Options or Convertible Securities were initially granted, issued or sold.

              (iv) If, in any case, the total number of shares of Common Stock issuable upon exercise of any Option or upon conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the Exercise Price then in effect shall be readjusted to the Exercise Price which would have been in effect at the time of such expiration or termination if such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise, conversion or exchange thereof), had never been issued.

              (v) If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Section 7(b) shall be the amount received by the Company therefor before deduction of commissions, underwriting discounts or allowances or other expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration. If any Common Stock, Options or Convertible Securities are issued in connection with any acquisition, merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity which is attributable to such Common

       Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash shall be determined in good faith by the Board of Directors whose determination, in the absence of manifest error, shall be final and binding upon the Company, the Warrant Agent and the Holders of the Warrants.

       (c)    No adjustment of the Exercise Price shall be made pursuant to
Section 7(a) or 7(b) upon the issuance, sale, grant, exercise, conversion, exchange, reclassification, redemption or other retirement of any of the following securities on or after the Issue Date:

              (i)   the Reorganization Common Stock;

              (ii) the Series A Preferred Stock, including any Series A Preferred Stock issued as payment of dividends on outstanding Series A Preferred Stock, or any shares of Common Stock or other securities issuable or payable upon conversion of the Series A Preferred Stock;

              (iii) any shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on the Series A Preferred Stock, or any shares of Common Stock or other securities issuable or payable upon exercise of any such Options or upon conversion or exchange of any such Convertible Securities;

              (iv) the Warrants or any shares of Common Stock or other securities issuable or payable upon exercise of the Warrants;

              (v) any shares of Common Stock, Options or Convertible Securities issued or issuable under (A) the Existing Benefit Plan as in effect on the Issue Date or (B) the Existing Benefit Plan as amended after the Issue Date and any Benefit Plan which becomes effective after the Issue Date, provided that any such amendment to the Existing Benefit Plan or the effectiveness of any such Benefit Plan is approved by the Board of

       Directors or by the compensation committee or comparable committee of the Board of Directors (in either case with the affirmative vote or consent of the Series A Directors, if any, whether or not serving on any such committee), or any shares of Common Stock issuable or payable upon exercise of any such Options or upon conversion or exchange of any such Convertible Securities;

              (vi) any shares of Common Stock issued or deemed to have been issued in a transaction for which an adjustment of the Exercise Price is required pursuant to Section 7(d); or

              (vii)  any transaction referred to in Section 7(e); or

              (viii) any shares of Common Stock, Options or Convertible Securities issued in connection with the acquisition of all or part of another business or company, whether by merger, consolidation or otherwise, which is approved by the Board of Directors or by an authorized committee of the Board of Directors (in either case with the affirmative vote or consent of the Series A Directors, if any, whether or not serving on any such committee), or any shares of Common Stock issuable or payable upon exercise of any such Options or upon conversion or exchange of any such Convertible Securities.

          (d) If the Company:

              (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

              (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

              (iii) combines its outstanding shares of Common Stock into a smaller number of shares;

              (iv) makes a distribution on its Common Stock in shares of its Capital Stock other than Common Stock; or

              (v) issues by reclassification of its Common Stock any shares of its Capital Stock;

then the Exercise Price in effect immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant exercised after such action shall receive the aggregate number and kind of shares of Capital Stock of the Company which such Holder would have been entitled to receive immediately following such action if such Warrant had been exercised immediately prior to such action. Such adjustment shall become effective immediately after the record date for the applicable action in the case of a dividend or distribution referred to in clause (i) or (iv) above and immediately after the effective date of the applicable action in the case of a subdivision, combination or reclassification referred to in clause (ii), (iii) or (v) above. If, after any such adjustment, the Holder of any Warrant upon exercise thereof shall be entitled to receive shares of two or more classes of Capital Stock of the Company, the Company shall determine the allocation of the adjusted Exercise Price among such classes of Capital Stock and shall give written notice thereof to the Warrant Agent. After such allocation, the exercise privilege and the Exercise Price of the Warrants with respect to each such class of Capital Stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 7. An adjustment required pursuant to this Section 7(d) shall be made successively whenever any action listed above shall occur.

       (e) If the Company at any time pays a dividend in property (other than cash) or securities to all holders of the Common Stock, other than in a transaction referred to in Section 7(d), then, after the date of record for determining stockholders entitled to such dividend, each

Holder of Warrants shall be entitled, upon exercise thereof for the purchase of any or all of the Warrant Shares subject thereto, to receive the amount of such property (other than cash) or securities which would have been payable to such Holder if such Holder had been the Holder, on the record date for the determination of stockholders entitled to such dividend, of such Warrant Shares purchased upon such exercise.

           (f) If an adjustment of the Exercise Price pursuant to Section 7(a), 7(b) or 7(d) shall become effective after the record date for the applicable Exercise Price Adjustment Event, the Company may elect to defer, until after the occurrence of such Exercise Price Adjustment Event, (i) issuance to the Holder of any Warrants exercised after such record date and before the occurrence of such Exercise Price Adjustment Event the additional shares of Common Stock issuable upon such exercise in excess of the number of shares issuable on the basis of the Exercise Price in effect immediately prior to such record date and (ii) payment to such Holder of any amount in cash in lieu of a fractional share of Common Stock. The Company shall give written notice of any such election to the Warrant Agent.

           (g) After the occurrence of any Exercise Price Adjustment Event requiring adjustment of the Exercise Price, the Company shall give prompt written notice thereof to the Holders of the Warrants and to the Warrant Agent. Such notice shall state the Exercise Price and any change in the number of Warrant Shares issuable upon exercise of the Warrants resulting from such Exercise Price Adjustment Event and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by an Officer of the Company. Notice of any Exercise Price Adjustment Event resulting in an adjustment of the Exercise Price shall be deemed given to the Holders of Warrants (but not to the Warrant Agent)
(i) by the Company's inclusion of the information set forth above in the Company's next quarterly or annual report filed with the Securities and Exchange Commission, provided, that if such Exercise Price Adjustment Event occurs within 20 Business Days before the date on which such report must be timely filed by the Company, such information may be included in the next quarterly or annual report required to be so filed by the Company after such report, or (ii) at the option of the Company, by the Company's mailing to such Holders of a written notice containing such information set forth above not later than 30 Business Days following such Exercise Price Adjustment Event.

           (h) Anything in this Section 7 to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment of the Exercise Price unless and until the net effect of one or more adjustments required hereunder (each of which shall be carried forward until counted toward adjustment), determined as provided therein, shall have resulted in a change of the Exercise Price by at least 1%, and when the cumulative net effect of more than one adjustment so determined shall be to change the Exercise Price by at least 1%, such change of the Exercise Price shall thereupon be given effect.

           (i) Upon the occurrence of a Fundamental Change, there shall be no adjustment of the Exercise Price and each Warrant then outstanding, without the consent of any Holder of Warrants, shall become exercisable only into the kind and amount of shares of Capital Stock or other securities (of the Company or another issuer), cash or other property receivable upon such Fundamental Change by a holder of the number of shares of Common Stock into which such Warrants could have been exercised immediately prior to the effective date of such Fundamental Change, assuming such holder of Common Stock failed to exercise the holder's rights of election, if any, as to the kind of amount of Capital Stock or other securities, cash or other property receivable upon such Fundamental Change, provided that, if such Fundamental

Change solely provides for cash payments to holders of Common Stock at a price that is not greater than the current Exercise Price, a Holder of Warrants shall not have any right to receive such consideration and its Warrants shall be automatically cancelled upon consummation thereof. The provisions of this
Section 7(i) similarly shall apply to successive Fundamental Changes and shall be the sole right of Holders of Warrants in connection with any Fundamental Change. The Company shall notify the Warrant Agent in writing of the occurrence of any Fundamental Change.

           (j) All Warrants originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Warrant Shares for which such Warrants are exercisable after giving effect to any adjustment thereto pursuant to Section 7(k) in connection with such adjustment of the Exercise Price, all subject to further adjustment as provided herein.

           (k) Upon each Exercise Price Adjustment Event, each Warrant outstanding immediately prior to such Exercise Price Adjustment Event shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock (calculated to the nearest one-one hundredth of a share) obtained by (i) multiplying (x) the number of Warrant Shares covered by such Warrant immediately prior to such adjustment of the Exercise Price by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

           (l) Irrespective of any adjustments of the Exercise Price or in the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore and thereafter issued may continue to express the Exercise Price per share and the number of shares which were expressed upon the initial Warrant Certificates issued hereunder.

           (m) The Company shall calculate or determine any adjustments with respect to the Exercise Price and the kind or amount of shares or other securities or any property receivable by Holders upon the exercise of Warrants required from time to time under this Section 7 in accordance with its provisions and shall give written notice of each such calculation or determination to the Warrant Agent as provided herein, as required by the Warrant Agent to perform its duties expressly set forth herein, or as otherwise requested by the Warrant Agent.

SECTION 8. FRACTIONAL INTERESTS.

           The Company shall not be required to issue fractional Warrant Shares upon the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable upon exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable upon the exercise of any Warrants (or specified portion thereof), the Company may, in its sole discretion, (i) round such fractional Warrant Share up to the nearest whole number or (ii) pay an amount in cash equal to the Closing Price per Warrant Share, as determined on the Business Day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, rounded up to the nearest whole cent.

SECTION 9. WARRANT AGENT.

       9.1 Duties and Obligations; Limitations of Liability

           The Warrant Agent undertakes only the duties and obligations expressly imposed by this Agreement (and no implied duties or obligations) upon the following terms and conditions, by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound:

           (a) The Warrant Agent shall not, by countersigning Warrant Certificates or by any other act hereunder, be deemed to make any representations as to validity or authorization of, and shall incur no liability as a result of, (i) the Warrants or the Warrant Certificates (except as to its countersignature thereon), (ii) any shares or other securities or any property delivered upon exercise of any Warrant, (iii) the accuracy of the computation of the number or kind or amount of shares or other securities or any property deliverable upon exercise of any Warrant or (iv) the correctness of any of the representations of the Company made in any such Warrant Certificate. The Warrant Agent shall not at any time have any duty to calculate or determine whether any facts exist that may require any adjustments pursuant to Section 7 with respect to the Exercise Price or the kind and amount of shares or other securities or any property receivable by Holders upon the exercise of Warrants required from time to time. The Warrant Agent shall have no duty or responsibility to determine or verify, and shall incur no liability as a result of any failure to determine or verify, the accuracy or correctness of any such calculation or determination or with respect to the methods employed in making such calculation or determination. The Warrant Agent shall not be accountable with respect to, and shall incur no liability as a result of, the validity or value (or the kind or amount) of any Warrant Shares or of other securities or any property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Section 7, and it makes no representation with respect thereto. The Warrant Agent shall not be liable or responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Warrant Shares or stock certificates or other securities or property upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to
Section 7.

           (b) The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by it on the belief that any Warrant Certificate or any other documents or any signatures are genuine or properly authorized, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates or (iii) be liable for any act or omission in connection with this Agreement except for its own gross negligence or willful misconduct (which gross negligence or willful misconduct must be determined by a final, nonappealable order, judgment, decree or ruling of a court of competent jurisdiction). Anything in this Agreement to the contrary notwithstanding, in no event shall the Warrant Agent be liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including, but not limited, to lost profits), even if the Warrant Agent has been advised of the possibility of such loss or damage. Any and all liability of the Warrant Agent under this Agreement shall be limited to the higher of (i) the amount of fees paid by the Company to the Warrant Agent pursuant to this Agreement or (ii) $50,000.

           (c) The Warrant Agent is hereby authorized to accept and is protected in accepting advice or instructions with respect to the performance of its duties hereunder by order, instruction or other written notice given by the Company or by one or more Holders in accordance with the provisions hereof and to apply to any Officer of the Company named in any such order, instruction or written notice for advice or instructions (which instructions shall be given in writing when requested), and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with the advice or instructions in any such order, instruction or written notice. The Warrant Agent shall be fully protected and authorized in relying upon the most recent instructions received by any such Officer of the Company. The Warrant Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof or an order or instruction in regard to hereunder, and the Warrant Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith unless and until it has received such order, instruction or notice.

              (d) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, omitting or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any Officer of the Company and delivered to the Warrant Agent, and such certificate shall be full and complete authorization and protection to the Warrant Agent and the Warrant Agent shall incur no liability for or in respect of any action taken, omitted or suffered by it under the provisions of this Agreement in reliance upon such certificate.

              (e) In the event the Warrant Agent has any questions or uncertainty as to what action it should take under this Agreement, the Warrant Agent is hereby authorized and directed to accept advice and instructions with respect to the performance of its duties hereunder from any Officer of the Company, and to apply to any such Officer for advice or instructions in connection with its duties. Such advice and instructions of any Officer of the Company shall be full authorization and protection to the Warrant Agent, and the Warrant Agent shall not be liable for any action taken, omitted or suffered by it in accordance with advice or instructions, for any delay in acting while waiting for such advice or instructions, or in refraining from taking any action prior to receiving such advice or instructions.

              (f) The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself (through its officers, directors and employees) or by or through its attorneys or agents, and the Warrant Agent shall not be liable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct in the absence of gross negligence or willful misconduct of the Warrant Agent in the selection and in the continued employment of any such attorney or agent (which gross negligence or willful misconduct must be determined by a final, nonappealable order, judgment, decree or ruling of a court of competent jurisdiction).

              (g) The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement.

              (h) The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties and obligations under this Agreement.

              (i) The Warrant Agent shall act solely as agent of the Company hereunder and does not assume any obligation or relationship of agency or trust for or with any of the

Holders or any beneficial owners of Warrants. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein or specifically set forth in the Warrant Certificates, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties and obligations shall be determined solely by the express provisions hereof or the express provisions of the Warrant Certificates.

              (j) The Company agrees promptly to pay the Warrant Agent from time to time, on demand of the Warrant Agent, compensation for its services hereunder as the Company and the Warrant Agent may agree from time to time, and to reimburse the Warrant Agent for the reasonable costs, expenses and disbursements, including reasonable counsel fees and expenses incurred in connection with the preparation, delivery, amendment, execution and administration of this Agreement and the exercise and performance of its duties hereunder. The Company agrees to indemnify the Warrant Agent for and save it harmless against any losses, liabilities, settlements, costs, damages, fines, judgments, penalties, demands, claims and expenses arising out of or in connection with the acceptance and administration of this Agreement, including reasonable costs, legal fees and expenses of investigating or defending any claim of such liability, except that the Company shall have no liability hereunder to the extent that any of the foregoing results from the Warrant Agent's own gross negligence or willful misconduct (which gross negligence or willful misconduct must be determined by a final, nonappealable order, judgment, decree or ruling of a court of competent jurisdiction). The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

              (k) The Warrant Agent may at any time consult with legal counsel satisfactory to it (who may be internal legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent and the

Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted by it in accordance with the opinion or advice of such counsel.

              (l) The provisions of this Section 9.1 shall survive the termination of this Agreement, the termination, exercise or expiration of the Warrants, and the resignation or removal of the Warrant Agent.

       9.2 Merger, Consolidation or Change of Name of Warrant Agent.

              (a) Any Person into which the Warrant Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any Person succeeding to all or substantially all of the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor warrant agent under the provisions of Section 9.3. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

              (b) In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

      9.3     Change of Warrant Agent.

              The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder after giving 30 days' prior written notice to the Company. If the Warrant Agent shall resign pursuant to the preceding sentence or if the Warrant Agent shall become incapable of acting as Warrant Agent, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such incapacity or resignation by the Warrant Agent or by the registered holder of a Warrant Certificate, then the Warrant Agent or any registered holder of any Warrant Certificate may apply at the expense of the Company to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. The Holders of a majority of the then outstanding Warrants shall be entitled at any time to remove the Warrant Agent and appoint a successor to such Warrant Agent. Any successor to the Warrant Agent need not be approved by the Company or the former Warrant Agent. After appointment, the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if such successor had been originally named as Warrant Agent without further act or deed; provided that the former Warrant Agent upon payment of all amounts owed to it shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 9.3, however, or any defect therein, shall not affect the legality or validity of the appointment of a successor to the Warrant Agent.

SECTION 10. TRANSFER; REPLACEMENT; CANCELLATION.

     10.1   Transfer.

            (a) The transfer of beneficial interests in the Global Warrants shall be effected through the Depositary, in accordance with the provisions of this Warrant Agreement and the Applicable Procedures.

            (b) A sale, pledge, transfer, assignment or other disposition (each, a "Transfer") of a beneficial interest in any Restricted Global Warrant or the Transfer of a Restricted Definitive Warrant by a Holder may be made to a Person if:

                (i) such Transfer is made pursuant to an effective registration statement under the Securities Act; or

                (ii) such Holder delivers to the Company (A) at the Company's request, an opinion of counsel to such Holder, which shall be in a form, substance and scope customary for opinions in comparable transactions, as reasonably determined by the Company, to the effect that such Warrant or the Warrant Shares or other securities issuable upon exercise thereof may be Transferred without registration under the Securities Act and (B) an investment letter, substantially in the form of Exhibit C hereto, signed by the proposed transferee.

            (c) The following legends (or legends substantially similar thereto) shall appear on the face of the Warrants issued under this Warrant Agreement or the certificates representing the Restricted Warrant Shares issuable upon exercise thereof, as indicated below, unless specifically stated otherwise in the applicable provisions of this Warrant Agreement.

              (i) Private Placement Legend. Each Restricted Global Warrant and each Restrictive Definitive Warrant shall bear a legend in substantially the following form:

              "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE COMPANY RESERVES THE RIGHT PRIOR TO ANY SUCH TRANSACTION TO REQUIRE AN OPINION OF COUNSEL TO THE HOLDER OF THE SECURITIES SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE FOREGOING RESTRICTIONS."

              (ii) Global Warrant Legend. Each Global Warrant shall bear a legend in substantially the following form:

              "THIS GLOBAL WARRANT IS HELD BY THE DEPOSITARY (AS DEFINED IN THE WARRANT AGREEMENT GOVERNING THIS

              WARRANT) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE WARRANT AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED BY THE DEPOSITARY IN ORDER FOR IT TO ACCEPT THE WARRANTS FOR ITS BOOK-ENTRY SETTLEMENT SYSTEM, (II) THIS GLOBAL WARRANT MAY BE DELIVERED TO THE WARRANT AGENT FOR CANCELLATION PURSUANT TO SECTION 10.4 OF THE WARRANT AGREEMENT AND (III) THIS GLOBAL WARRANT MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY ONLY WITH THE PRIOR WRITTEN CONSENT OF ITC/\DELTACOM, INC."

                     (iii) Restricted Warrant Shares Legend. Each certificate representing Restricted Warrant Shares shall bear a legend in substantially the following form:

                     "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN
              REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION

              OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE COMPANY RESERVES THE RIGHT PRIOR TO ANY SUCH TRANSACTION TO REQUIRE AN OPINION OF COUNSEL TO THE HOLDER OF THE SECURITIES SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE FOREGOING RESTRICTIONS."

              (d) At such time as all beneficial interests in a particular Global Warrant have been exercised or exchanged for Definitive Warrants or a particular Global Warrant has been exercised, redeemed, repurchased or cancelled in whole and not in part, each such Global Warrant shall be returned to or retained and canceled by the Warrant Agent in accordance with Section 10.4. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exercised or exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Warrant or for Definitive Warrants, the amount of Warrants represented by such Global Warrant shall be reduced accordingly and, upon receipt by the Warrant Agent of specific written instruction from the Company, an endorsement shall be made on such Global Warrant by the Warrant Agent or by the Depositary at the direction of the Warrant Agent to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Warrant, such other Global Warrant shall be increased accordingly and, upon receipt by the Warrant Agent of specific written instruction from the Company, an endorsement shall be made on such Global Warrant by the Warrant Agent or by the Depositary at the direction of the Warrant Agent to reflect such increase.

        (e) The following additional provisions shall apply to transfers and exchanges of Warrants hereunder:

              (i) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign Global Warrants and Definitive Warrants upon the Company's written order containing specific instruction or at the Warrant Registrar's written request containing specific instruction.

              (ii) No service charge shall be made to a holder of a beneficial interest in a Global Warrant or to a Holder of a Definitive Warrant for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

              (iii) All Global Warrants and Definitive Warrants issued upon any registration of transfer or exchange of Global Warrants or Definitive Warrants shall be the duly authorized, executed and issued warrants for Common Stock of the Company, not subject to any preemptive rights, and entitled to the same benefits under this Warrant Agreement, as the Global Warrants or Definitive Warrants surrendered upon such registration of transfer or exchange.

              (iv) Prior to due presentment for the registration of a transfer of any Warrant, the Warrant Agent and the Company may deem and treat the Person in whose name any Warrant is registered as the absolute owner of such Warrant for all purposes and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

              (v) The Warrant Agent shall countersign Global Warrants and Definitive Warrants in accordance with the provisions of Section 2.2.

              (f) All certifications, certificates and opinions of counsel required to be submitted to the Warrant Registrar pursuant to this Section 10 to effect a registration of transfer or exchange may be submitted by facsimile.

       10.2   Replacement Warrants.

              If any mutilated Warrant Certificate is surrendered to the Warrant Agent or the Company and the Warrant Agent receives evidence to its satisfaction of the destruction, loss or theft of any Warrant Certificate, the Company shall issue and the Warrant Agent, upon receipt of a Warrant Countersignature Order, shall countersign a replacement Warrant Certificate if the Warrant Agent's requirements are met. If required by the Warrant Agent or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Warrant Agent and the Company to protect the Company, the Warrant Agent and any agent thereof for purposes of the countersignature from any loss that any of them may suffer if a Warrant Certificate is replaced. The Company may charge for its expenses in replacing a Warrant Certificate.

              Every replacement Warrant is an additional warrant of the Company and shall be entitled to all of the benefits of this Warrant Agreement equally and proportionately with all other Warrants duly issued hereunder.

       10.3   Temporary Warrants.

              Until certificates representing Warrants are ready for delivery, the Company may prepare and the Warrant Agent, upon receipt of a Warrant Countersignature Order, shall issue temporary Warrant Certificates. Temporary Warrants shall be substantially in the form of certificated Warrants but may have variations that the Company considers appropriate for temporary Warrants and as shall be reasonably acceptable to the Warrant Agent (but which shall not affect the rights, duties or obligations of the Warrant Agent as set forth in this Agreement).

Without unreasonable delay, the Company shall prepare and the Warrant Agent shall countersign definitive Warrant Certificates in exchange for temporary Warrant Certificates.

              Holders of temporary Warrants shall be entitled to all of the benefits of this Warrant Agreement.

       10.4   Cancellation.

              The Company at any time may deliver Warrants to the Warrant Agent for cancellation. The Warrant Registrar shall forward to the Warrant Agent any Warrants surrendered to them for registration of transfer, exchange or exercise. The Warrant Agent and no one else shall cancel all Warrants surrendered for registration of transfer, exchange, exercise, replacement or cancellation and shall dispose of such canceled Warrants in its customary manner. The Warrant Registrar shall provide the Company with a list of all Warrants that have been cancelled. The Company may not issue new Warrants to replace Warrants that have been exercised or that have been delivered to the Warrant Agent for cancellation.

SECTION 11.   NOTICES TO COMPANY AND WARRANT AGENT.

              Any notice or communication authorized by this Agreement to be given or made by the Warrant Agent or by the Holder of any Warrant or by the Company to the Company or the Warrant Agent, as the case may be, shall be sufficiently given or made if in writing and delivered in person, mailed by first-class mail or sent by facsimile transmission addressed as follows:

              If to the Company:
                           ITC/\DeltaCom, Inc.
                           1791 O.G. Skinner Drive
                           West Point, Georgia 31833
                           Facsimile No.: (256) 382-3936
                           Attention: General Counsel

              If to the Warrant Agent:

                     Mellon Investor Services LLC
                     200 Galleria Parkway, Suite 1900
                     Atlanta, Georgia 30339
                     Attention: Client Services Manager
                     Fax: 770-933-8336
                     Attention: Relationship Manager

              With a copy to:

                     Mellon Investor Services LLC
                     85 Challenger Road
                     Ridgefield Park, New Jersey 07660-2108
                     Facsimile No.: (201) 296-4004
                     Attention: General Counsel

              In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

              The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

              Any notice or communication mailed to a Holder shall be mailed to such Holder at its address as it appears on the Warrant Register by first-class mail and shall be sufficiently given to such Holder if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Warrant Agent at the same time.

              Failure to transmit a notice or communication to a Holder as provided herein or any defect in any such notice shall not affect its sufficiency with respect to other Holders. Except for a notice to the Warrant Agent, which is deemed given only when received, and except as otherwise provided in this Agreement, if a notice or communication is mailed in the manner provided in this Section 11, it is duly given, whether or not the addressee receives it.

              Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Warrant Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

              In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Warrant Agent shall constitute a sufficient notification for every purpose hereunder.

SECTION 12.   SUPPLEMENTS AND AMENDMENTS.

              The Warrant Agent may, without the consent or concurrence of the Holders of the Warrants, by supplemental agreement or otherwise, join with the Company in making any changes or corrections in this Agreement that (i) are required to cure any ambiguity or to correct any defect or inconsistent provision or clerical omission or mistake or manifest error herein contained, provided that such changes or corrections do not and will not adversely affect, alter or change the rights of the Holders of Warrants, (ii) add to the covenants and agreements of the Company in this Agreement further covenants and agreements of the Company thereafter to be observed, or surrender any rights or power reserved to or conferred upon the Company in this Agreement, provided that such changes or corrections do not and will not adversely affect, alter or change the rights of the Holders of Warrants, or (iii) will not, in the good faith opinion of the Board of Directors, as evidenced by a resolution thereof, adversely affect, alter or change the rights of the Holders of Warrants in any material respect. Amendments or supplements that do not meet the requirements of the preceding sentence shall require the written consent of the Holders of a majority of the then outstanding Warrants; provided, however, that the consent of each Holder is required for any amendment or supplement pursuant to which the Exercise Price would be increased or the number of shares of Common Stock purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments as provided in Section 7).

SECTION 13. SUCCESSORS.

            All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 14. TERMINATION.

            This Agreement shall terminate at 5:00 p.m., New York City time, on the Expiration Date. Notwithstanding the foregoing, this Agreement shall terminate on any earlier date if all Warrants have been exercised. The provisions of Section 10 shall survive such termination.

SECTION 15. CERTAIN DEFINITIONS.

            As used in this Agreement, the following terms shall have the following respective meanings:

            "Affiliate" of any Person means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Warrant, the rules and procedures of the Depositary that apply to such transfer or exchange.

            "Board of Directors" means the Board of Directors of the Company.

            "Benefit Plan" means any stock option, restricted stock, stock incentive, deferred compensation, profit sharing, defined benefit or other benefit plan of the Company or any of its subsidiaries.

            "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New Jersey or Georgia are authorized by law, regulation or executive order to remain closed.

            "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or partnership or membership interests, whether common or preferred.

            "Closing Price" means, with respect to the Common Stock, on any date, (i) the last sales price on the NASDAQ or the principal securities exchange or other securities exchange or other securities market on which the Common Stock is then traded, or (ii) if the Common Stock is so traded, but not so reported, the average of the last bid and ask prices, as those prices are reported on the NASDAQ or the principal securities exchange or other securities exchange or other securities market on which the Common Stock is then traded, or
(iii) if the Common Stock is not listed or authorized for trading on the NASDAQ or any securities exchange or comparable securities market, the average of the closing bid and ask prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Board of Directors for that purpose. If the Common Stock is not listed and traded in any manner that the quotations referred to above are available for the period required hereunder, the Closing Price per share shall be deemed to be the fair value per share of such Common Stock as determined by the Board of Directors.

            "Common Stock" has the meaning specified in the preamble hereto.

            "Common Stock Deemed Outstanding" means, on any date of determination, the number of shares of Common Stock actually outstanding, plus the maximum total number of shares of Common Stock issuable as of the date of such determination upon the exercise of any then outstanding Options (including, without limitation, the Warrants and any Options outstanding under the Existing Benefit Plan or any other Benefit Plan) or issuable as of such date of determination upon conversion or exchange of any then outstanding Convertible Securities (including, without limitation, the Series A Preferred Stock), whether or not such Options or Convertible Securities are actually exercisable, convertible or exchangeable at such time, without duplication.

            "Company" has the meaning specified in the first paragraph hereof.

            "Convertible Securities" has the meaning specified in Section 7(b).

            "Definitive Warrants" has the meaning specified in Section 2.1(b).

            "Depositary" means, with respect to the Warrants issuable or issued in whole or in part in global form, the Person specified in Section 2.3 as the Depositary with respect to the Warrants, and any and all successors thereto appointed as Depositary hereunder.

            "Dilutive Issuance" has the meaning specified in Section 7(a).

            "DTC" has the meaning specified in Section 2.3.

            "Exercise Period" has the meaning specified in Section 3(a).

            "Exercise Price" has the meaning specified in Section 3(a).

            "Exercise Price Adjustment Event" means any of those events specified in Section 7 resulting in an adjustment of the Exercise Price.

            "Existing Benefit Plan" means the ITC/\DeltaCom, Inc. Stock Incentive Plan.

            "Expiration Date" has the meaning specified in Section 3(a).

            "Fundamental Change" means any transaction or event, including, without limitation, any merger, consolidation, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation, in which all or substantially all outstanding shares of the Common Stock, or all or substantially all of the assets or the property of the Company, are converted into or exchanged for Capital Stock or other securities, cash or other property.

            "Global Warrants" means, individually and collectively, each of the Restricted Global Warrants and the Unrestricted Global Warrants, substantially in the form of Exhibit A hereto, issued in accordance with Sections 2.1(b) and 10.

            "Global Warrant Legend" means the legend set forth in Section 10(c)(ii), which is required to be placed on all Global Warrants issued under this Warrant Agreement.

            "Holder" means a Person who is listed as the record owner of (i) Warrants, (ii) the Warrant Shares or (iii) any other securities issued or issuable with respect to the Warrants or Warrant Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

            "Issue Date" means October 29, 2002.

            "New Equity Investors" has the meaning set forth in the Plan.

            "NASDAQ" means The NASDAQ Stock Market, Inc. and shall refer to the NASDAQ National Market or the NASDAQ SmallCap Market, as the case may be.

            "NMS" has the meaning specified in Section 6.

            "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

            "Options" has the meaning specified in Section 7(b)(i).

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business.

            "Plan" means the Company's plan of reorganization confirmed by order of the United States Bankruptcy Court for the District of Delaware entered on October 17, 2002 in In re ITC/\DeltaCom, Inc. (Case No. 02-11848 (MFW)).

            "Private Placement Legend" means the legend set forth in Section 10(c)(i) to be placed on all Warrants issued under this Warrant Agreement, except where otherwise permitted by the provisions of this Warrant Agreement.

            "Reorganization Common Stock" means the Common Stock issued by the Company under or in connection with the Plan, including, without limitation, the Common Stock issued by the Company to the New Equity Investors on the effective date of the Plan.

            "Restricted Definitive Warrant" means a Definitive Warrant bearing the Private Placement Legend.

            "Restricted Global Warrant" means a Global Warrant bearing the Private Placement Legend.

            "Restricted Warrant" means a Restricted Global Warrant or a Restricted Definitive Warrant, as the case may be.

            "Restricted Warrant Shares" means Warrant Shares issued or issuable upon exercise of a Restricted Warrant.

            "Securities Act" has the meaning specified in Section 3(a).

            "Series A Certificate of Designation" means the certificate of designation of the Series A Preferred Stock.

            "Series A Directors" means the directors of the Company that are initially designated by the New Equity Investors for the Board of Directors under the Plan or thereafter are elected to the Board of Directors pursuant to the Series A Certificate of Designation by the holders of the Series A Preferred Stock voting as a separate class.

            "Series A Preferred Stock" has the meaning specified in the preamble hereto.

            "Transfer" has the meaning specified in Section 10(b).

            "Unrestricted Global Warrant" means a Global Warrant, substantially in the form of Exhibit A attached hereto, that bears the Global Warrant Legend and that has the "Schedule of Exchanges of Interests in Global Warrant" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Warrants that do not bear the Private Placement Legend.

            "Warrant" has the meaning specified in the preamble hereto.

            "Warrant Agent" (i) has the meaning specified in the first paragraph hereof and (ii) means any successor or replacement to Mellon Investor Services LLC as provided in Section 9.

            "Warrant Certificate" has the meaning specified in Section 2.1(a).

            "Warrant Countersignature Order" has the meaning specified in
Section 2.2.

            "Warrant Registrar" has the meaning specified in Section 2.3.

            "Warrants" has the meaning specified in the preamble hereto.

            "Warrant Shares" has the meaning specified in the preamble hereto.

SECTION 16. WARRANT HOLDER NOT DEEMED A STOCKHOLDER.

            Prior to the exercise of the Warrants, no Holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to consent to any action of the stockholders, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders.

SECTION 17. GOVERNING LAW.

            This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws to the extent the application of the laws of another jurisdiction would be required thereby.

SECTION 18. BENEFITS OF THIS AGREEMENT.

            Nothing in this Agreement is intended or shall be construed to give to any Person other than the Company and the Warrant Agent and their respective successors and assigns and the registered holders of Warrants any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their respective successors and assigns and the registered holders of Warrants.

SECTION 19. COUNTERPARTS.

            This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                          ITC/\DELTACOM, INC.


                          By:            /s/
                             ---------------------------------------------------
                              Name: J. Thomas Mullis
                              Title: Senior Vice President-Legal and Regulatory


                          MELLON INVESTOR SERVICES LLC
                          as Warrant Agent


                          By: /s/
                             ---------------------------------------------------
                              Name:
                              Title:

                                    EXHIBIT A

                          [Form of Warrant Certificate]

                                     [Face]

         [THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE COMPANY RESERVES THE RIGHT PRIOR TO ANY SUCH TRANSACTION TO REQUIRE AN OPINION OF COUNSEL TO THE HOLDER OF THE SECURITIES SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE FOREGOING RESTRICTIONS]/1/

         [THIS GLOBAL WARRANT IS HELD BY THE DEPOSITARY (AS DEFINED IN THE WARRANT AGREEMENT GOVERNING THIS WARRANT) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE WARRANT AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED BY THE DEPOSITARY IN ORDER FOR IT TO ACCEPT THE WARRANTS

------------------
/1/ This paragraph is to be included on Restricted Global Warrants and Restricted Definitive Warrants.

FOR ITS BOOK-ENTRY SETTLEMENT SYSTEM, (II) THIS GLOBAL WARRANT MAY BE DELIVERED TO THE WARRANT AGENT FOR CANCELLATION PURSUANT TO SECTION 10.4 OF THE WARRANT AGREEMENT AND (III) THIS GLOBAL WARRANT MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY ONLY WITH THE PRIOR WRITTEN CONSENT OF ITC/\DELTACOM, INC.]/2/

No. ___________   ___Warrants

                               Warrant Certificate

                               ITC/\DELTACOM, INC.

         This Warrant Certificate certifies that ____________, or its registered assigns, is the registered holder of Warrants expiring October 29, 2007 (the "Warrants") to purchase Common Stock, par value $.01 per share (the "Common Stock"), of ITC/\DeltaCom, Inc., a corporation organized under the laws of the State of Delaware (the "Company"). Each Warrant entitles the registered holder upon exercise at any time from the date of issuance of such Warrant (the "Exercise Date") until immediately prior to 5:00 p.m., New York City time, on October 29, 2007, to receive from the Company one fully paid and non-assessable share of Common Stock (collectively, the "Warrant Shares") at the initial exercise price (the "Exercise Price") of $5.114 per share of Common Stock payable upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.


---------------------
/2/  This paragraph is to be included only if the Warrant is in global form.

         No Warrant may be exercised on or after 5:00 p.m., New York City time, on October 29, 2007, and to the extent not exercised by such time such Warrant shall become void.

         Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

         This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed below.

Dated:____________ ___, 2002


                                         ITC/\DELTACOM, INC.


                                         By:____________________________________
                                             Name:
                                             Title:


Countersigned:

MELLON INVESTOR SERVICES LLC
as Warrant Agent


By:______________________________________
            Authorized Signature

                        [Reverse of Warrant Certificate]

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m., New York City time, on October 29, 2007 entitling the holder upon exercise to receive shares of Common Stock, and are issued or to be issued pursuant to a Warrant Agreement dated as of October 29, 2002 (the "Warrant Agreement"), duly executed and delivered by the Company to Mellon Investor Services LLC, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Capitalized terms herein are used as defined in the Warrant Agreement unless otherwise indicated. To the extent any provision of this Warrant Certificate conflicts with the express provisions of the Warrant Agreement, the provisions of the Warrant Agreement shall govern and be controlling.

         Warrants may be exercised at any time and from time to time during the period commencing on the date of issuance of the Warrants and ending immediately prior to 5:00 p.m., New York City time, on October 29, 2007; provided that either (i) a registration statement relating to the exercise of the Warrants and issuance of the Warrant Shares upon such exercise is then effective under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) the exercise of such Warrants and the issuance of the Warrant Shares upon such exercise is exempt from the registration requirements of the Securities Act and such Warrant Shares are qualified for sale or exempt from registration or qualification under the applicable securities laws of the states in which the various holders of the Warrants or other Persons to whom it is proposed that such Warrant Shares be issued upon exercise of the Warrants reside. In order to exercise all or any of the Warrants represented by this Warrant Certificate, the holder must deliver to the Warrant Agent at its office set forth in Section 11 of the Warrant Agreement (i) this Warrant Certificate,
(ii) the form of election to purchase on the reverse hereof duly and properly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc, and (iii) payment to the Warrant Agent for the account of the Company of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised, as provided in the Warrant Agreement. No adjustments as to dividends shall be made upon exercise of this Warrant.

         The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock shall be issued upon the exercise of any Warrant, but the Company may, in its sole discretion, (i) round such fractional share up to the nearest whole share or (ii) pay the cash value thereof determined as provided in the Warrant Agreement.

         The Warrants shall be exercisable, at the election of the holder, either in full or from time to time in part, provided that Warrants may not be exercised by the holder for an amount less than 100 Warrant Shares unless such holder only owns, in the aggregate, such lesser amount. If fewer than all the Warrants represented by this Warrant Certificate are exercised, this Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be delivered to the person or persons entitled to receive such new Warrant Certificate.

         Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, or any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants represented by this Warrant Certificate nor this Warrant Certificate shall entitle any holder hereof to any rights of a stockholder of the Company.

                         [Form of Election to Purchase]

                    (To Be Executed Upon Exercise of Warrant)

       The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive _____________ shares of Common Stock and herewith tenders payment for such shares to the order of ITC/\DELTACOM, INC., in the amount of $__________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of _______________, whose address is __________________ and that such shares be delivered to ___________, whose address is ____________________________. If such number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________________, whose address is ____________________, and that such Warrant Certificate be delivered to
_______________ whose address is ____________________.

                                      __________________________________________
                                       Signature

Date:

                                       _________________________________________
                                       Signature Guaranteed

              SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL WARRANT

The following exchanges of a part of this Global Warrant have been made:

                                                 Number of
            Amount of          Amount of         warrants in this
            decrease in        increase in       Global Warrant    Signature of
            Number of          Number of         following such    authorized
Date of     warrants in this   warrants in this  decrease or       officer of
Exchange    Global Warrant     Global Warrant    increase          Warrant Agent
--------------------------------------------------------------------------------

                                    EXHIBIT B

                    [Form of Investment Letter for Exercise]

ITC/\DeltaCom, Inc.
1791 O.G. Skinner Drive
West Point, GA 31833

Ladies and Gentlemen:

         The undersigned (the "Purchaser") refers hereby to the Warrant Agreement, dated as of October 29, 2002, between ITC/\DeltaCom, Inc. (the "Company") and Mellon Investor Services LLC, as Warrant Agent (as amended from time to time, the "Agreement"). Capitalized terms used in this letter and not defined herein have the meanings given to such terms in the Agreement.

         This letter is being furnished to the Company pursuant to Section 3(c) of the Agreement.

         The Warrant Agent has received from a Holder of Warrants an executed election form for the purchase of ___________ shares of Common Stock (the "Warrant Shares") issuable upon the exercise of such Warrants. In connection with its purchase of the Warrant Shares, the Purchaser confirms that:

         1. The Purchaser has received such information as it deems necessary in order to make its investment decision in connection with its purchase of the Warrant Shares.

         2. The Purchaser understands that the offer and sale of the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. The Purchaser understands that any Transfer of the Warrant Shares is subject to certain restrictions and conditions set forth in the Warrant Agreement and agrees to be bound by, and not to Transfer the Warrant Shares except in compliance with, such restrictions and conditions and the Securities Act.

         3. The Purchaser understands that, upon any proposed Transfer of any Warrant Shares, it will be required to furnish to the Warrant Agent and the Company such certifications, legal opinions and other information as are specified in the Warrant Agreement or as the Warrant Agent and the Company may reasonably require to confirm that the proposed Transfer complies with the foregoing restrictions and conditions. The Purchaser further understands that the Warrant Shares purchased by it will bear a legend to the foregoing effect and that the Company may place a "stop transfer order" with any transfer agent or registrar with respect to the Warrant Shares.

         4. The Purchaser is an "accredited investor" (as defined in Rule 501(a) of Regulation D under the Securities Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Warrant

Shares, and it and any account for which it is acting is each able to bear the economic risk of such an investment.

         5. The Purchaser is acquiring the Warrant Shares purchased by it for its own account or for one or more accounts (each of which is an "accredited investor") as to each of which the Purchaser exercises sole investment discretion.

         The Company and the Warrant Agent are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                            Very truly yours,


cc:  Mellon Investor Services LLC, as Warrant Agent

                                    EXHIBIT C

                    [Form of Investment Letter for Transfer]

ITC/\DeltaCom, Inc.
1791 O.G. Skinner Drive
West Point, GA 31833

Ladies and Gentlemen:

         The undersigned (the "Transferee") refers hereby to the Warrant Agreement, dated as of October 29, 2002, between ITC/\DeltaCom, Inc. (the "Company") and Mellon Investor Services LLC, as Warrant Agent (as amended from time to time, the "Agreement"). Capitalized terms used in this letter and not defined herein have the meanings given to such terms in the Agreement.

         This letter is being furnished to the Company pursuant to Section 10(b) of the Agreement.

         A Holder of Warrants proposes to Transfer to the Transferee a beneficial interest in a Restricted Global Warrant or Restricted Definitive Warrant (collectively, the "Warrants"). In connection with its acquisition of the Warrants, the Transferee confirms that:

         1. The Transferee understands that the Warrants and the shares of Common Stock or other securities issuable upon exercise thereof (collectively, the "Warrant Shares") have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. The Transferee understands that any subsequent Transfer of the Warrants or the Warrant Shares is subject to certain restrictions and conditions set forth in the Warrant Agreement and agrees to be bound by, and not to Transfer, the Warrants or the Warrant Shares except in compliance with, such restrictions and conditions and the Securities Act.

         2. The Transferee understands that, upon any proposed Transfer of the Warrants or the Warrant Shares, it will be required to furnish to the Warrant Agent and the Company such certifications, legal opinions and other information as are specified in the Warrant Agreement or as the Warrant Agent and the Company may reasonably require to confirm that the proposed Transfer complies with the foregoing restrictions and conditions. The Transferee further understands that the Warrants and the Warrant Shares will bear a legend to the foregoing effect and that the Company may place a "stop transfer order" with any transfer agent or registrar with respect to the Warrants and the Warrant Shares.

         3. The Transferee is an "accredited investor" (as defined in Rule 501
(a) of Regulation D under the Securities Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the

Warrants, and it and any account for which it is acting is each able to bear the economic risk of such an investment.

         4. The Transferee is acquiring the Warrants purchased by it for its own account or for one or more accounts (each of which is an "accredited investor") as to each of which the Transferee exercises sole investment discretion.

         The Company and the Warrant Agent are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                               Very truly yours,


cc:  Mellon Investor Services LLC, as Warrant Agent

                                       C-2